Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated May 14, 2021

Relating to Registration Statement No. 333-236574 and 811-22432

OXLC

Oxford Lane Capital Corp.
Investor Presentation
Quarter Ended March 31, 2021

Disclaimer

This presentation is neither an offer to sell, nor a solicitation of an offer to purchase, an interest in Oxford Lane Capital Corp. ("Oxford Lane", "OXLC" or the "Fund").

This presentation and the summaries contained herein do not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Fund. Such information is qualified in its entirety by reference to the more detailed discussions contained elsewhere in the Fund's public filings with the Securities and Exchange Commission.

There is no guarantee that any of the estimates, targets or projections illustrated in this presentation will be achieved. Any references herein to any of the Fund's past or present investments or its past or present performance have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments by the Fund will be profitable or will equal the performance of past or present investments.

The information contained herein has been derived from financial statements and other documents provided by the portfolio companies and/or the third party manager of such portfolio companies unless otherwise stated. Certain information discussed in this presentation (including information relating to portfolio companies) was derived from third party sources and has not been independently verified and, accordingly, OXLC makes no representation or warranty with respect to this information.

Past performance is not indicative of future results. In addition, there can be no assurance that unrealized gains/losses will be realized at the expected multiples shown since actual realized returns will depend on, among other factors, the future operating results of each of the Fund's current portfolio companies, the value of the assets and economic conditions at the time of disposition, any related transaction costs, and the timing and manner of any realization events, all of which may differ from the assumptions on which the Fund's expected returns are based. In many instances, the Fund will not determine the timing or manner of any realization events with respect to its investments.

This presentation contains non-GAAP financial information. OXLC's management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of OXLC's financial performance, identifying trends in its results and providing meaningful period-to-period comparisons. See "Appendix – Reconciliation of Core Net Investment Income" in this presentation for more information.

Statements included herein may constitute "forward-looking statements," which relate to future events or the Fund's future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on the Fund's business, its CLO Investments, its industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Fund's filings with the Securities and Exchange Commission. Oxford Lane undertakes no duty to update any forward-looking statements made herein, except as may be required by law.

Financial Highlights

(FYE March 31, $ per share) [1]	Q4-21	Q3-21	Q2-21	Q1-21	Q4-20
GAAP net investment income	$ 0.23	$ 0.21	$ 0.21	$ 0.23	$ 0.29
GAAP realized losses	$ (0.02)	$ (0.07)	$ (0.39)	$ (0.35)	$ (0.02)
GAAP unrealized appreciation (depreciation)	$ 0.44	$ 1.61	$ 1.00	$ 0.15	$ (3.40)
Core net investment income[2]	$ 0.47	$ 0.37	$ 0.24	$ 0.23	$ 0.45
Distributions paid	$ 0.2025	$ 0.2025	$ 0.2025	$ 0.4050	$ 0.4050
Net asset value	$ 5.94	$ 5.44	$ 3.88	$ 3.23	$ 3.58

(FYE March 31, $ in millions)	Q4-21	Q3-21	Q2-21	Q1-21	Q4-20
Total fair value of investments	$ 826.0	$ 698.4	$ 525.7	$ 463.8	$ 508.4
Number of portfolio investments[3]	140	140	142	140	141
Total company preferred stock and debt outstanding	$ 313.3	$ 213.3	$ 213.3	$ 213.3	$ 260.2

Note: Certain figures may not tie out to financial statements due to rounding.

1. Per share amounts based on weighted average shares outstanding for the respective quarter presented.
2. Refer to Appendix for reconciliation of GAAP net investment income to core net investment income.
3. Includes CLO debt, CLO equity, warehouse equity, subordinated fee notes and other CLO equity related investments.

Summary Portfolio Highlights

Portfolio Activity

(FYE March 31, $ in millions)	Q4-21	Q3-21	Q2-21	Q1-21	Q4-20
New investments[1]	$ 175.9	$ 133.0	$ 68.0	$ 21.4	$ 127.2
Sales / Repayments	62.5	83.5	55.7	49.7	22.6
Net investment activity	$ 113.4	$ 49.5	$ 12.3	$ (28.4)	$ 104.6

Investment Portfolio by Asset Type[2]

	Q4-21	Q3-21	Q2-21	Q1-21	Q4-20
CLO equity[1]	95%	93%	90%	91%	92%
CLO debt	5%	7%	10%	9%	8%

Note: Certain figures may not tie out to financial statements due to rounding.

1. Includes warehouse equity, subordinated fee notes and other CLO equity related investments.
2. At fair value as of quarter end.

OXLC

CLO Equity / Warehouse & Initial Distribution Schedule

(FYE March 31, $ in millions)	Q4-21	Q3-21	Q2-21	Q1-21	Q4-20
CLO Equity					
CLO equity which has made its initial distribution to OXLC (at original cost)[1]	$ 777.9	$ 804.9	$ 822.5	$ 849.3	$ 914.0
CLO equity which has not made its initial distribution to OXLC (at original cost)[1,2]	119.9	89.5	52.6	29.3	59.9
Total CLO equity[1]	$ 897.8	$ 894.4	$ 875.1	$ 878.5	$ 973.9

Warehouse Equity	Q4-21	Q3-21	Q2-21	Q1-21	Q4-20
Non-cash income producing warehouse investments at original cost[1,2]	103.1	33.3	-	-	-
Total warehouse investments[1]	$ 103.1	$ 33.3	$ -	$ -	$ -

($ in millions)

CLO Equity

Timing of CLO Equity Making Initial Distributions at Original Cost as of March 31, 2021[1,2]

CLO equity expected to make initial distribution to OXLC by 6-30-21 (at original cost)	$ 63.6
CLO equity expected to make initial distribution to OXLC by 9-30-21 (at original cost)	42.3
CLO equity expected to make initial distribution to OXLC by 12-31-21 (at original cost)	14.0
Total initial distributions of CLO equity (at original cost)	$ 119.9

($ in millions)

Cash Flow Diversion Amount

	Q4-21	Q3-21	Q2-21	Q1-21	Q4-20
Cash flow diversion amount[3,4]	1.8	5.9	7.0	12.7	4.0

1. This number represents total dollar value (at original cost) of those assets held at prior quarter end plus new investments purchased during the current period. Excludes called deals.
2. Represents the amount of CLO equity investments (purchased in either the primary or secondary market) and warehouse equity investments which had not yet made an initial distribution to OXLC during the quarter. For newly issued CLOs, it can generally take up to three quarters from issuance to receive initial distribution payments from those respective CLO equity investments.
3. These figures represent the total cash diverted from investments by the CLO vehicle as a result of failure to comply with their respective Overcollateralization and/or Interest Diversion tests.
4. As reported by Trustee, includes record date payments as of quarter-end.

CLO Portfolio Summary

As of March 31, 2021

CLO Equity Positions	CLO Vintage Year[1]	Tranche Type	Non-Call Period End*	Reinvestment Period End*	AAA Spread (L+)*	Junior Tranche Overcollateralization Cushion*	Interest Diversion Overcollateralization Cushion*	Weighted Average Portfolio Spread*	Weighted Average Rating Factor*	Diversity Score*	Weighted Average Portfolio Life (Years)*
CLO Equity Position #1	2013	CLO Equity	Callable	July-17	NA	NR	NR	3.53%	3807	16	3.14
CLO Equity Position #2	2014	CLO Equity	Callable	April-18	NA	-5.53%	NR	4.06%	4252	26	2.31
CLO Equity Position #3	2014	CLO Equity	Callable	July-18	NA	5.85%	NR	3.21%	3318	40	3.13
CLO Equity Position #4	2014	CLO Equity	Callable	October-18	0.80%	-2.82%	NR	3.02%	3060	39	2.91
CLO Equity Position #5	2014	CLO Equity	Callable	January-19	1.27%	-3.21%	NR	4.14%	3730	37	3.29
CLO Equity Position #6	2014	CLO Equity	Callable	January-19	1.19%	6.60%	NR	3.60%	3752	47	3.15
CLO Equity Position #7	2015	CLO Equity	Callable	April-19	0.82%	0.32%	NR	3.53%	3242	96	3.82
CLO Equity Position #8	2015	CLO Equity	Callable	July-19	0.88%	0.91%	NR	3.50%	3165	98	3.81
CLO Equity Position #9	2013	CLO Equity	Callable	July-19	1.30%	-2.39%	NR	3.92%	3683	35	3.69
CLO Equity Position #10	2015	CLO Equity	Callable	October-19	0.92%	1.65%	NR	3.84%	3871	73	3.69
CLO Equity Position #11	2013	CLO Equity	Callable	January-20	0.90%	3.20%	NR	3.52%	3584	56	3.68
CLO Equity Position #12	2018	CLO Equity	Callable	January-20	0.85%	3.46%	NR	3.21%	3252	63	3.72
CLO Equity Position #13	2015	CLO Equity	Callable	January-20	0.83%	3.86%	NR	3.39%	3063	72	3.80
CLO Equity Position #14	2014	CLO Equity	Callable	April-20	0.88%	0.31%	NR	3.64%	2993	99	3.92
CLO Equity Position #15	2016	CLO Equity	Callable	July-20	0.94%	2.65%	NR	4.17%	4770	2	4.43
CLO Equity Position #16	2016	CLO Equity	Callable	July-20	1.15%	3.31%	NR	3.46%	3523	71	3.75
CLO Equity Position #17	2014	CLO Equity	Callable	July-20	1.04%	5.53%	NR	3.79%	3331	55	3.74
CLO Equity Position #18	2016	CLO Equity	Callable	July-20	1.14%	1.71%	NR	3.63%	3283	66	4.44
CLO Equity Position #19	2015	CLO Equity	Callable	July-20	1.08%	1.78%	-0.46%	3.24%	3210	65	3.65
CLO Equity Position #20	2014	CLO Equity	Callable	October-20	1.24%	1.04%	NR	3.19%	2811	80	4.39
CLO Equity Position #21	2016	CLO Equity	Callable	October-20	1.17%	1.10%	NR	3.90%	3714	69	4.06
CLO Equity Position #22	2016	CLO Equity	Callable	October-20	1.14%	1.39%	NR	3.46%	3343	79	4.31
CLO Equity Position #23	2018	CLO Equity	Callable	October-20	1.08%	2.73%	NR	3.52%	3110	74	4.61
CLO Equity Position #24	2018	CLO Equity	Callable	January-21	0.99%	2.28%	NR	3.97%	NA	NA	4.84
CLO Equity Position #25	2015	CLO Equity	Callable	January-21	1.16%	2.01%	NR	3.17%	3069	70	3.88
CLO Equity Position #26	2013	CLO Equity	Callable	January-21	0.89%	1.99%	NR	3.29%	3117	86	4.17
CLO Equity Position #27	2013	CLO Equity	Callable	January-21	1.18%	1.01%	NR	3.82%	4940	7	2.48
CLO Equity Position #28	2016	CLO Equity	Callable	March-21	1.02%	1.49%	NR	3.69%	2896	103	4.41
CLO Equity Position #29	2014	CLO Equity	Callable	April-21	1.00%	1.87%	0.82%	3.36%	3021	98	4.65
CLO Equity Position #30	2013	CLO Equity	Callable	April-21	1.34%	0.69%	0.19%	3.39%	3240	73	4.14
CLO Equity Position #31	2018	CLO Equity	Callable	April-21	0.75%	3.77%	2.78%	3.54%	3087	81	4.57
CLO Equity Position #32	2018	CLO Equity	Callable	April-21	0.95%	1.33%	0.32%	3.82%	3325	80	4.18
CLO Equity Position #33	2017	CLO Equity	Callable	April-21	1.14%	2.94%	1.94%	3.39%	3013	83	4.61
CLO Equity Position #34	2014	CLO Equity	Callable	April-21	0.95%	2.73%	1.76%	3.58%	3093	79	4.31
CLO Equity Position #35	2016	CLO Equity	Callable	April-21	1.25%	2.68%	1.68%	3.28%	3384	69	3.88
CLO Equity Position #36	2015	CLO Equity	Callable	July-21	1.31%	1.58%	0.58%	3.24%	NA	NA	4.36
CLO Equity Position #37	2014	CLO Equity	Callable	July-21	1.01%	0.08%	-0.51%	3.27%	2972	77	4.45
CLO Equity Position #38	2013	CLO Equity	Callable	July-21	1.32%	-0.21%	-0.71%	3.52%	3173	77	4.46
CLO Equity Position #39	2017	CLO Equity	Callable	August-21	1.00%	1.23%	0.23%	3.61%	3095	77	4.41
CLO Equity Position #40	2016	CLO Equity	Callable	October-21	1.11%	1.92%	0.97%	3.58%	3357	82	4.86
CLO Equity Position #41	2016	CLO Equity	Callable	October-21	1.16%	2.54%	1.64%	3.52%	3320	80	4.56
CLO Equity Position #42	2017	CLO Equity	Callable	January-22	1.25%	1.02%	0.02%	3.76%	3289	91	4.50
CLO Equity Position #43	2013	CLO Equity	Callable	January-22	1.24%	1.16%	0.06%	3.57%	2998	65	4.65
CLO Equity Position #44	2018	CLO Equity	Callable	January-22	1.19%	1.14%	0.20%	3.53%	3118	77	4.57
CLO Equity Position #45	2018	CLO Equity	Callable	January-22	1.05%	2.00%	1.00%	3.96%	3281	NA	5.05
CLO Equity Position #46	2019	CLO Equity	Callable	April-22	1.01%	2.22%	1.22%	3.53%	3347	76	4.45
CLO Equity Position #47	2014	CLO Equity	Callable	July-22	1.18%	1.40%	0.90%	3.39%	3030	77	4.69
CLO Equity Position #48	2013	CLO Equity	Callable	July-22	1.21%	1.13%	0.13%	3.59%	3319	83	4.98
CLO Equity Position #49	2015	CLO Equity	September-21	September-22	1.09%	2.55%	1.55%	3.84%	3395	68	4.92
CLO Equity Position #50	2015	CLO Equity	Callable	October-22	1.17%	1.88%	1.31%	3.58%	3358	81	4.94
CLO Equity Position #51	2014	CLO Equity	Callable	October-22	1.20%	0.89%	-0.11%	3.28%	3122	73	4.64
CLO Equity Position #52	2017	CLO Equity	Callable	October-22	1.21%	1.63%	1.13%	3.43%	3301	88	4.60
CLO Equity Position #53	2017	CLO Equity	Callable	November-22	1.15%	4.34%	3.34%	3.39%	3066	84	4.67
CLO Equity Position #54	2017	CLO Equity	Callable	January-23	1.18%	0.87%	-0.13%	3.41%	3116	66	4.66
CLO Equity Position #55	2018	CLO Equity	Callable	January-23	1.14%	1.04%	0.54%	3.45%	3097	82	4.46
CLO Equity Position #56	2014	CLO Equity	Callable	January-23	1.07%	1.03%	0.09%	3.51%	3025	90	4.77
CLO Equity Position #57	2018	CLO Equity	Callable	April-23	1.01%	2.41%	1.41%	3.94%	3310	70	5.01
CLO Equity Position #58	2018	CLO Equity	Callable	April-23	1.00%	1.15%	0.65%	3.43%	3249	79	4.51
CLO Equity Position #59	2018	CLO Equity	Callable	April-23	1.02%	1.20%	0.75%	3.27%	3007	81	4.68
CLO Equity Position #60	2016	CLO Equity	Callable	April-23	1.02%	1.12%	0.68%	3.43%	3288	91	4.63
CLO Equity Position #61	2017	CLO Equity	Callable	April-23	1.28%	1.06%	0.56%	3.48%	3126	89	4.68
CLO Equity Position #62	2014	CLO Equity	Callable	April-23	1.11%	-0.27%	-1.27%	3.34%	3299	68	4.50
CLO Equity Position #63	2018	CLO Equity	Callable	April-23	1.03%	3.54%	2.55%	3.62%	3158	87	4.54
CLO Equity Position #64	2018	CLO Equity	Callable	May-23	1.10%	2.53%	1.51%	3.39%	3210	81	4.53

1. Year in which the deal was issued.
*Source: As reported by Intex.

CLO Portfolio Summary (Continued)

As of March 31, 2021

CLO Equity Positions	CLO Vintage Year[1]	Tranche Type	Non-Call Period End*	Reinvestment Period End*	AAA Spread (L+)*	Junior Tranche Overcollateralization Cushion*	Interest Diversion Overcollateralization Cushion*	Weighted Average Portfolio Spread*	Weighted Average Rating Factor*	Diversity Score*	Weighted Average Portfolio Life (Years)*
CLO Equity Position #65	2014	CLO Equity	Callable	July-23	1.15%	1.53%	0.58%	3.47%	3131	NA	4.77
CLO Equity Position #66	2018	CLO Equity	Callable	July-23	1.15%	2.67%	1.31%	3.38%	3038	80	4.67
CLO Equity Position #67	2018	CLO Equity	Callable	July-23	1.15%	2.12%	1.12%	3.59%	3095	78	4.66
CLO Equity Position #68	2018	CLO Equity	Callable	July-23	1.09%	2.59%	1.63%	3.61%	2886	106	4.78
CLO Equity Position #69	2018	CLO Equity	Callable	July-23	1.10%	3.15%	2.15%	3.52%	3195	80	4.73
CLO Equity Position #70	2018	CLO Equity	Callable	July-23	1.20%	1.12%	0.62%	3.87%	3162	88	4.72
CLO Equity Position #71	2018	CLO Equity	Callable	July-23	1.12%	0.60%	0.10%	3.51%	2961	89	4.76
CLO Equity Position #72	2014	CLO Equity	Callable	October-23	1.21%	3.09%	2.62%	3.40%	3174	93	4.64
CLO Equity Position #73	2018	CLO Equity	April-21	October-23	1.29%	2.71%	2.21%	3.30%	3066	64	4.57
CLO Equity Position #74	2018	CLO Equity	Callable	October-23	1.25%	1.02%	0.02%	3.47%	2948	84	4.63
CLO Equity Position #75	2015	CLO Equity	Callable	October-23	1.25%	1.21%	0.21%	3.46%	3099	78	4.44
CLO Equity Position #76	2015	CLO Equity	Callable	October-23	1.18%	2.13%	1.43%	3.39%	3072	86	4.58
CLO Equity Position #77	2018	CLO Equity	Callable	October-23	1.17%	1.16%	0.66%	3.52%	3062	90	4.64
CLO Equity Position #78	2020	CLO Equity	October-21	October-23	1.32%	5.97%	5.46%	3.59%	2614	75	5.24
CLO Equity Position #79	2018	CLO Equity	Callable	November-23	1.30%	2.59%	1.84%	3.69%	3087	76	4.37
CLO Equity Position #80	2016	CLO Equity	Callable	November-23	1.17%	0.98%	0.48%	3.45%	3303	91	4.57
CLO Equity Position #81	2020	CLO Equity	November-21	November-23	1.38%	5.55%	5.05%	3.72%	2606	84	5.07
CLO Equity Position #82	2020	CLO Equity	December-21	January-24	1.21%	5.73%	5.23%	3.62%	2888	71	5.15
CLO Equity Position #83	2019	CLO Equity	Callable	January-24	1.37%	2.66%	1.66%	3.47%	2960	85	4.79
CLO Equity Position #84	2018	CLO Equity	Callable	January-24	1.19%	4.11%	3.86%	3.49%	3081	83	4.49
CLO Equity Position #85	2019	CLO Equity	Callable	March-24	1.47%	2.86%	1.96%	3.87%	3348	69	4.99
CLO Equity Position #86	2019	CLO Equity	Callable	March-24	1.38%	2.81%	2.31%	3.47%	3203	81	4.60
CLO Equity Position #87	2019	CLO Equity	April-21	April-24	1.50%	3.37%	2.17%	3.33%	3055	94	4.59
CLO Equity Position #88	2019	CLO Equity	April-21	April-24	NA	2.89%	1.89%	3.63%	3036	81	4.60
CLO Equity Position #89	2019	CLO Equity	April-21	April-24	1.35%	3.47%	2.47%	3.64%	2989	81	4.80
CLO Equity Position #90	2019	CLO Equity	May-21	May-24	1.38%	3.57%	2.59%	3.30%	3078	77	4.44
CLO Equity Position #91	2013	CLO Equity	July-21	July-24	1.37%	0.42%	-0.58%	3.67%	2879	103	4.57
CLO Equity Position #92	2019	CLO Equity	July-21	July-24	1.41%	3.15%	2.15%	3.82%	2912	102	4.85
CLO Equity Position #93	2019	CLO Equity	August-21	August-24	1.33%	5.99%	4.98%	3.42%	3001	77	4.79
CLO Equity Position #94	2019	CLO Equity	October-21	October-24	1.43%	4.77%	3.77%	3.51%	2838	81	4.84
CLO Equity Position #95	2019	CLO Equity	January-22	January-25	1.00%	4.53%	3.53%	3.58%	3051		4.68
CLO Equity Position #96	2016	CLO Equity	January-22	January-25	1.18%	4.25%	3.75%	3.65%	3070	78	4.73
CLO Equity Position #97	2020	CLO Equity	March-22	March-25	1.32%	5.00%	4.00%	3.54%	2965	87	4.49
CLO Equity Position #98	NA	CLO Equity	NA	NA	NA	NA	NA	NA	NA	NA	NA
CLO Equity Position #99	NA	CLO Equity	NA	NA	NA	NA	NA	NA	NA	NA	NA
CLO Equity Position #100	NA	CLO Equity	NA	NA	NA	NA	NA	NA	NA	NA	NA
CLO Equity Position #101	NA	CLO Equity	NA	NA	NA	NA	NA	NA	NA	NA	NA
Subtotal (Fair Value)	***$670,694,383***[4]			***September-22***[2]	***1.16%***[2]	***2.86%***[2]	***2.02%***[2]	***3.54%***[2]	***3146***[2,3]	***76***[2]	***4.51***[2]

CLO Debt Positions	CLO Vintage Year[1]	Tranche Type	Non-Call Period End*	Reinvestment Period End*	AAA Spread (L+)*	Junior Tranche Overcollateralization Cushion*	Reinvestment Overcollateralization Cushion*	Weighted Average Portfolio Spread*	Weighted Average Rating Factor*	Diversity Score*	Weighted Average Portfolio Life (Years)*
CLO Debt Position #1	2013	CLO Debt	Callable	July-17	NA	NR	NR	3.53%	3807	16	3.14
CLO Debt Position #2	2015	CLO Debt	Callable	April-19	0.82%	0.32%	NR	3.53%	3242	96	3.82
CLO Debt Position #3	2015	CLO Debt	Callable	July-20	1.08%	1.78%	-0.46%	3.24%	3210	65	3.65
CLO Debt Position #4	2015	CLO Debt	Callable	July-20	1.08%	1.78%	-0.46%	3.24%	3210	65	3.65
CLO Debt Position #5	2014	CLO Debt	Callable	October-20	1.24%	1.04%	NR	3.19%	2811	80	4.39
CLO Debt Position #6	2018	CLO Debt	Callable	October-20	1.08%	2.73%	NR	3.52%	3110	74	4.61
CLO Debt Position #7	2013	CLO Debt	Callable	April-21	1.34%	0.69%	0.19%	3.39%	3240	73	4.14
CLO Debt Position #8	2016	CLO Debt	Callable	April-21	1.25%	2.68%	1.68%	3.28%	3384	69	3.88
CLO Debt Position #9	2015	CLO Debt	Callable	July-21	1.31%	1.58%	0.58%	3.24%	NA	NA	4.36
CLO Debt Position #10	2014	CLO Debt	Callable	July-21	1.01%	0.08%	-0.51%	3.27%	2972	77	4.45
CLO Debt Position #11	2018	CLO Debt	Callable	July-23	1.12%	0.60%	0.10%	3.51%	2961	89	4.76
Subtotal (Fair Value)	***$43,226,464***			***Jul-20***[2]	***1.11%***[2]	***1.11%***[2]	***0.09%***[2]	***3.38%***[2]	***3279***[2,3]	***64***[2]	***3.93***[2]
Total (Fair Value)	**$713,920,847**[4]			***July-22***[2]							

1. Year in which the deal was issued.
2. Shown on a weighted average basis (based on fair value).
3. Weighted Average Rating Factor of 3146 and 3279 for OXLC's CLO equity and debt tranche positions, respectively, is equivalent to a Moody's corporate debt rating between B2 and B3 (B2 = 2720, B3 = 3490).
4. Excludes called deals, warehouse equity, subordinated fee notes and other CLO equity related investments.

*Source: As reported by Intex.

OXLC

CLO Collateral Characteristics*

	3/31/2021	12/31/2020
Number of Collateral Obligations[1]	1,925	1,936
Number of Obligors[2]	1,558	1,532
Top 10 Collateral Obligation Positions as % of Total Collateral[3]	3.84%	3.94%
Collateral Weighted Average Price[3]	97.36%	96.27%
Largest Individual Obligor Exposure[3]	0.90%	0.89%
Average Individual Obligor Exposure[3]	0.06%	0.07%

Note: Excludes warehouse equity, subordinated fee notes, other CLO equity related investments and investments where information was not available on Intex.

1. Represents the total number of collateral loan investments among all of OXLC's CLO investments.
2. Represents the total number of unique obligors among all of OXLC's CLO investments.
3. The information presented here is on a look-through basis to the CLO investments held by the Fund as of March 31, 2021, and reflects the aggregate underlying exposure of the Fund based on the portfolios of those investments. The data is derived from CLO trustee reports as reported by third-party sources relating to March 2021. Information relating to the market price of underlying collateral was as of March 31, 2021. With respect to other information shown above, such information may be as of a date prior to quarter end.

*Source: As reported by Intex.

CLO Portfolio Metrics

	3/31/2021	12/31/2020
Weighted average yield of CLO debt investments at current cost[1]	11.2%	10.5%
Weighted average effective yield of CLO equity investments at current cost	15.7%	14.5%
Weighted average effective yield of total investments at current cost	**15.5%**	**14.3%**
Weighted average cash distribution yield of CLO debt at current cost[2,3]	8.3%	8.3%
Weighted average cash distribution yield of CLO equity at current cost[2]	23.8%	22.2%
Weighted average cash distribution yield of total cash income producing investments at current cost[2]	**22.6%**	**21.2%**

1. Includes non-cash amortization of OID.
2. The yield shown is calculated by taking the quarterly distributions received for the CLO debt and equity investments (excluding warehouses) which were scheduled to make a distribution to OXLC (which includes investments where there was full diversion) for the quarters ending 3/31/2021 and 12/31/2020, annualizing such amount and dividing by the current cost basis of those investments for those quarters, respectively. It does not include CLO equity which had not made its initial distribution by 3/31/2021 or 12/31/2020, respectively.
3. CLO Debt that was purchased prior to 3/31/2021, but settled after 3/31/2021 is being excluded.

Investment Portfolio Composition

Top 30 aggregate industry exposures of the CLO vehicles represent ~98.8% of combined investments

Top 30 Moody's Industry Exposure[1]	
1. Healthcare & Pharmaceuticals	10.2%
2. High Tech	9.1%
3. Services: Business	8.3%
4. Banking, Finance, Insurance & Real Estate	7.8%
5. Telecommunications	5.2%
6. Hotels, Gaming & Leisure	4.9%
7. Media: Broadcasting & Subscription	4.9%
8. Chemicals, Plastics & Rubber	4.3%
9. Beverage, Food & Tobacco	3.7%
10. Services: Consumer	3.6%
11. Construction & Building	3.6%
12. Automotive	3.3%
13. Energy: Oil & Gas	2.9%
14. Aerospace & Defense	2.8%
15. Capital Equipment	2.7%

Top 30 Moody's Industry Exposure[1]	
16. Retail	2.7%
17. Containers, Packaging & Glass	2.5%
18. Transportation: Consumer	2.3%
19. Utilities: Electric	2.3%
20. Consumer Goods: Non Durable	2.0%
21. Media: Advertising, Printing & Publishing	1.8%
22. Consumer Goods: Durable	1.7%
23. Media: Diversified & Production	1.3%
24. Transportation: Cargo	1.1%
25. Metals & Mining	1.1%
26. Energy: Electricity	0.7%
27. Environmental Industries	0.7%
28. Utilities: Oil & Gas	0.6%
29. Wholesale	0.4%
30. Forest Products & Paper	0.2%
Total	**98.8%**

Note: Excludes warehouse equity, subordinated fee notes, other CLO equity related investments and investments where information was not available on Intex.

1. The information presented here is on a look-through basis to the CLO investments held by the Fund as of March 31, 2021, and reflects the aggregate underlying exposure of the Fund based on the portfolios of those investments. The data is derived from CLO trustee reports as reported by Intex and other third-party sources relating to March 2021. With respect to information shown above, such information may be as of a date prior to quarter end.

Capital Structure Overview

As of 3/31/2021

($ in millions)

	Principal Amount Outstanding	Carrying Value	Cost of Debt	Call Date	Maturity
Series 2023 Term Preferred Stock (OXLCO)[1]	$57.0	$56.0	7.50%	Callable	Jun-23
Series 2024 Term Preferred Stock (OXLCM)	$68.1	$67.0	6.75%	Callable	Jun-24
Series 2027 Term Preferred Stock (OXLCP)	$88.1	$85.6	6.25%	2/28/2023	Feb-27
Unsecured Notes due 2031 (OXLCL)	$100.0	$96.6	6.75%	3/16/2024	Mar-31
Total preferred stock and debt	**$313.3**	**$305.2**			
Total Equity	**$596.3**				
Preferred Stock and Debt-to-Equity	**0.53x**				

Note: Certain figures may not tie out to financial statements due to rounding.

1. On April 15, 2021 (the “Redemption Date”), the Fund redeemed all of the outstanding Series 2023 Term Preferred Stock at a redemption price of $25 per share of Series 2023 Term Preferred Stock, plus an amount equal to all accrued and unpaid dividends and distributions on each share accumulated to (but excluding) the Redemption Date.

APPENDIX

Investment Portfolio Composition – CLO Debt

CLO	Tranche	Manager	Fair Value	% of Total[1,2]
Allegro CLO II-S, Ltd.	Class E	AXA Investment Managers	$ 1,747,200	0.2%
BlueMountain CLO 2018-1 Ltd.	Class F	Assured Investment Management	$ 6,960,650	0.8%
Cathedral Lake II, Ltd.	Class E1R	Carlson Capital	$ 4,155,300	0.5%
Longfellow Place CLO, Ltd.	Class FRR	First Eagle Alternative Credit	$ 549,779	0.1%
Man GLG US CLO 2018-2 Ltd.	Class ER	Silvermine Capital Management	$ 1,300,065	0.2%
Midocean Credit CLO VI	Class F	MidOcean Credit Fund Management	$ 3,200,000	0.4%
Mountain Hawk II CLO, Ltd.	Class E	Western Asset Management	$ 8,046,500	1.0%
OZLM VII, Ltd.	Class DR	Sculptor Loan Management	$ 1,563,970	0.2%
OZLM XIII, Ltd.	Class D	Sculptor Loan Management	$ 10,150,800	1.2%
OZLM XIII, Ltd.	Class E	Sculptor Loan Management	$ 1,574,200	0.2%
Venture XX CLO, Limited	Class F	MJX Asset Management	$ 3,978,000	0.5%
Total Collateralized Loan Obligation - Debt Investments			**$ 43,226,464**	**5.2%**

1. Based on percentage of total fair value of investments as of 3/31/2021.
2. Certain percentages may not tie out to financial statements due to rounding.

OXLC

Investment Portfolio Composition – CLO Equity[1]

CLO	Manager	Fair Value	% of Total[2,3]
Allegro CLO II-S, Ltd.	AXA Investment Managers	$ 6,448,000	0.8%
ALM XVII, Ltd.	Apollo Capital Management	$ 2,774,466	0.3%
Anchorage Capital CLO 13, Ltd.	Anchorage Capital Group	$ 6,907,788	0.8%
Anchorage Capital CLO 17, Ltd. (warehouse equity)	Anchorage Capital Group	$ 17,750,000	2.1%
Anchorage Capital CLO 1-R, Ltd.	Anchorage Capital Group	$ 7,089,179	0.9%
Anchorage Capital CLO 4-R, Ltd.	Anchorage Capital Group	$ 4,865,400	0.6%
Anchorage Capital CLO 5-R, Ltd.	Anchorage Capital Group	$ 18,765,027	2.3%
Anchorage Capital CLO 7, Ltd.	Anchorage Capital Group	$ 7,888,553	1.0%
Apex Credit CLO 2015-II, Ltd. (fka: JFIN CLO 2015-II Ltd.)	Apex Credit Partners	$ 2,345,461	0.3%
Apex Credit CLO 2018 Ltd.	Apex Credit Partners	$ 5,826,215	0.7%
Apex Credit CLO 2019 Ltd.	Apex Credit Partners	$ 10,834,749	1.3%
Apex Credit CLO 2019-II Ltd.	Apex Credit Partners	$ 2,827,555	0.3%
Arch Street CLO, Ltd.	First Eagle Alternative Credit	$ 1,417,500	0.2%
Ares LVIII CLO Ltd.	Ares	$ 18,000,000	2.2%
Ares XL CLO Ltd.	Ares	$ 14,941,157	1.8%
Ares XXVII CLO, Ltd.	Ares	$ 5,960,911	0.7%
Ares XXXVII CLO Ltd.	Ares	$ 14,538,865	1.8%
Atrium XV	Credit Suisse	$ 14,910,000	1.8%
B&M CLO 2014-1 LTD	Bradford & Marzec	$ 2,200	0.0%
Barings CLO Ltd. 2021-1	Barings	$ 4,266,000	0.5%
Battalion CLO VI Ltd.	Brigade Capital Management	$ 55,000	0.0%
Battalion CLO VII Ltd.	Brigade Capital Management	$ 9,684,000	1.2%
Benefit Street Partners CLO V Ltd.	Benefit Street Partners	$ 253,000	0.0%
Bighorn I, Ltd. (warehouse equity)	First Eagle Alternative Credit	$ 34,000,000	4.1%
BlueMountain CLO 2015-4 Ltd.	Assured Investment Management	$ 3,436,573	0.4%
BlueMountain CLO 2016-3 Ltd.	Assured Investment Management	$ 3,217,550	0.4%
BlueMountain CLO 2018-1 Ltd.	Assured Investment Management	$ 5,850,000	0.7%
BlueMountain CLO 2018-3 Ltd.	Assured Investment Management	$ 10,049,000	1.2%
BlueMountain Fuji US CLO II Ltd.	Assured Investment Management	$ 14,520,019	1.8%
Carlye US CLO 2020-2, Ltd.	Carlyle	$ 12,918,750	1.6%
Carlyle Global Market Strategies CLO 2013-2, Ltd.	Carlyle	$ 4,961,177	0.6%
Carlyle Global Market Strategies CLO 2014-5, Ltd.	Carlyle	$ 2,782,390	0.3%
Carlyle US CLO 2017-1, Ltd.	Carlyle	$ 2,301,000	0.3%
Carlyle US CLO 2021-B, Ltd. (warehouse equity)	Carlyle	$ 9,375,000	1.1%
Cathedral Lake CLO 2013, Ltd.	Carlson Capital	$ 1,333,500	0.2%
Cathedral Lake II, Ltd.	Carlson Capital	$ 4,458,660	0.5%
Cedar Funding XI CLO, Ltd.	AEGON USA Investment Management	$ 6,750,000	0.8%
CIFC Funding 2014-III, Ltd.	CIFC	$ 7,107,750	0.9%
Dryden 33 Senior Loan Fund	Prudential	$ 4,992,000	0.6%
East West Investment Management CLO 2019-1, Ltd.	CIFC	$ 15,017,750	1.8%
Eaton Vance CLO 2014-1, Ltd.	Eaton Vance Management	$ 5,102,422	0.6%
Elevation CLO 2015-4, Ltd.	ArrowMark Colorado Holdings	$ 2,051,100	0.2%
Elevation CLO 2020-11, Ltd.	ArrowMark Colorado Holdings	$ 20,640,000	2.5%
Elevation CLO 2021-12, Ltd.	ArrowMark Colorado Holdings	$ 19,492,511	2.4%
Highbridge Loan Management 3-2014, Ltd.	HPS Investment Partners	$ 7,200,000	0.9%
ICG US CLO 2016-1, Ltd.	ICG	$ 6,151,460	0.7%
Jamestown CLO IV, Ltd.	Investcorp	$ 427,500	0.1%
KVK CLO 2013-1, Ltd.	First Eagle Alternative Credit	$ 362,500	0.0%
Longfellow Place CLO, Ltd.	First Eagle Alternative Credit	$ 1,178,400	0.1%
Madison Park Fund XLI, Ltd. (fka: Atrium XII CLO)	Credit Suisse	$ 17,033,625	2.1%
Madison Park Funding XIII, Ltd.	Credit Suisse	$ 9,562,500	1.2%
Madison Park Funding XV, Ltd.	Credit Suisse	$ 14,063,000	1.7%
Madison Park Funding XXIV, Ltd.	Credit Suisse	$ 1,962,813	0.2%
Madison Park Funding XXX, Ltd.	Credit Suisse	$ 11,200,986	1.4%
Madison Park Funding XXXVIII, Ltd. (warehouse equity)	Credit Suisse	$ 20,000,000	2.4%
Man GLG US CLO 2018-2 Ltd.	Silvermine Capital Management	$ 5,600,000	0.7%
Marble Point CLO XI Ltd.	MP CLO Management	$ 3,315,000	0.4%
Midocean Credit CLO III	MidOcean Credit Fund Management	$ 1,665,000	0.2%
Midocean Credit CLO VI	MidOcean Credit Fund Management	$ 20,790,000	2.5%
Mountain Hawk II CLO, Ltd.	Western Asset Management	$ -	0.0%

1. Includes subordinated fee notes, warehouse equity and other CLO equity related investments.
2. Based on percentage of total fair value of investments as of 3/31/2021.
3. Certain percentages may not tie out to financial statements due to rounding.

Investment Portfolio Composition – CLO Equity[1] (Continued)

CLO	Manager	Fair Value	% of Total[2,3]
Mountain View CLO 2014-1 Ltd.	Seix Advisors	$ 1,500	0.0%
Nassau 2017-II Ltd.	NCC CLO Manager	$ 8,296,000	1.0%
Neuberger Berman CLO XVI-S, Ltd.	Neuberger Berman	$ 4,255,000	0.5%
NorthWoods Capital XIV-B, Ltd.	Angelo, Gordon & Co	$ 2,550,000	0.3%
Nyack Park CLO, Ltd. (warehouse equity)	Blackstone Liquid Credit Strategies	$ 10,000,000	1.2%
Ocean Trails CLO VI	Five Arrows Managers	$ 2,078,925	0.3%
Ocean Trails CLO VII	Five Arrows Managers	$ 2,600,000	0.3%
Octagon Investment Partners 29, Ltd.	Octagon	$ 5,548,000	0.7%
Octagon Investment Partners 40, Ltd.	Octagon	$ 28,080,000	3.4%
Octagon Investment Partners XXII, Ltd.	Octagon	$ 6,750,000	0.8%
OFSI BSL IX, Ltd.	Orchard First Source Asset Management	$ 6,256,600	0.8%
OFSI BSL VIII, Ltd.	Orchard First Source Asset Management	$ 3,740,000	0.5%
OFSI Fund VII, Ltd.	Orchard First Source Asset Management	$ 519,120	0.1%
OHA Loan Funding 2012-1, Ltd.	Oak Hill	$ 29,600	0.0%
OZLM Funding III, Ltd.	Sculptor Loan Management	$ 4,680,000	0.6%
OZLM VII, Ltd.	Sculptor Loan Management	$ 3,283,751	0.4%
OZLM XIII, Ltd.	Sculptor Loan Management	$ 5,130,000	0.6%
OZLM XIV, Ltd.	Sculptor Loan Management	$ 16,967,772	2.1%
OZLM XVIII, Ltd.	Sculptor Loan Management	$ 1,592,522	0.2%
Park Avenue Institutional Advisers CLO Ltd 2018-1	Park Avenue Institutional Advisers	$ 4,080,000	0.5%
Point au Roche Park CLO, Ltd. (warehouse equity)	Blackstone Liquid Credit Strategies	$ 12,000,000	1.5%
PPM CLO 2 Ltd.	PPM Loan Management Company	$ 7,440,000	0.9%
Regatta XVIII Funding Ltd.	MJX Asset Management	$ 22,374,885	2.7%
Rockford Tower CLO 2019-2, Ltd.	Rockford Tower Capital Management	$ 3,750,000	0.5%
Seneca Park CLO, Ltd.	Blackstone Liquid Credit Strategies	$ 480,000	0.1%
Shackleton 2013-IV-R CLO, Ltd.	Alcentra	$ 9,911,017	1.2%
Shackleton 2014-V-R CLO, Ltd.	Alcentra	$ 9,960,000	1.2%
Sound Point CLO VI-R, Ltd.	Sound Point Capital Management	$ 4,931,397	0.6%
Sound Point CLO XXII, Ltd.	Sound Point Capital Management	$ 2,830,400	0.3%
Telos CLO 2013-3, Ltd.	Telos Asset Management	$ 143,322	0.0%
Telos CLO 2013-4, Ltd.	Telos Asset Management	$ 2,549,010	0.3%
Telos CLO 2014-6, Ltd.	Telos Asset Management	$ 856,000	0.1%
THL Credit Wind River 2015-1 CLO Ltd.	First Eagle Alternative Credit	$ 715,000	0.1%
THL Credit Wind River 2017-1 CLO Ltd.	First Eagle Alternative Credit	$ 7,810,000	0.9%
THL Credit Wind River 2017-4 CLO Ltd.	First Eagle Alternative Credit	$ 5,110,000	0.6%
Tralee CLO II, Ltd.	Par-Four Investment Management	$ 441,000	0.1%
Tralee CLO IV, Ltd.	Par-Four Investment Management	$ 4,113,700	0.5%
Trinitas CLO VIII, Ltd.	WhiteStar	$ 1,764,000	0.2%
Venture 32 CLO, Limited	MJX Asset Management	$ 2,030,000	0.2%
Venture 37 CLO, Limited	MJX Asset Management	$ 4,410,000	0.5%
Venture 40 CLO, Limited	MJX Asset Management	$ 15,997,800	1.9%
Venture 42 CLO, Limited	Napier Park Global Capital	$ 9,686,928	1.2%
Venture XV CLO, Limited	MJX Asset Management	$ 1,795,524	0.2%
Venture XVII CLO, Limited	MJX Asset Management	$ 1,727,818	0.2%
Venture XX CLO, Limited	MJX Asset Management	$ 864,000	0.1%
Venture XXI CLO, Limited	MJX Asset Management	$ 3,600,000	0.4%
Venture XXV CLO, Limited	MJX Asset Management	$ 5,625,000	0.7%
Vibrant CLO III, Ltd.	Vibrant Capital Partners	$ 11,943,750	1.4%
Vibrant CLO VIII, Ltd.	Vibrant Capital Partners	$ 2,500,000	0.3%
Wellfleet 2016-2 CLO, Ltd.	Wellfleet Credit Partners	$ 4,400,000	0.5%
Wellfleet CLO X, Ltd.	Wellfleet Credit Partners	$ 4,678,400	0.6%
West CLO 2014-1, Ltd.	Allianz	$ 1,012,500	0.1%
Zais CLO 8, Limited	ZAIS Group	$ 990,000	0.1%
Zais CLO 9, Limited	ZAIS Group	$ 4,066,000	0.5%
Other CLO equity related investments		$ 4,611,617	0.6%
Total Collateralized Loan Obligation - Equity Investments		**$ 782,778,820**	**94.8%**

1. Includes subordinated fee notes, warehouse equity and other CLO equity related investments.
2. Based on percentage of total fair value of investments as of 3/31/2021.
3. Certain percentages may not tie out to financial statements due to rounding.

Reconciliation of Core Net Investment Income

We provide information relating to core net investment income ("Core NII") (a non-GAAP measure) on a supplemental basis. This measure is not provided as a substitute for GAAP net investment income ("GAAP NII"), but in addition to it. Our non-GAAP measures may differ from similar measures by other companies, even in the event of similar terms being utilized to identify such measures. Core NII represents GAAP NII adjusted for additional applicable cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments. OXLC's management uses this information in its internal analysis of results and believes that this information may be informative in gauging the quality of OXLC's financial performance, identifying trends in its results and providing meaningful period-to-period comparisons.

Income from investments in the "equity" class securities of CLO vehicles, for GAAP purposes, is recorded using the effective interest method; this is based on an effective yield to the expected redemption utilizing estimated cash flows, at current cost, including those CLO equity investments that have not made their inaugural distribution for the relevant period end. The result is an effective yield for the investment in which the difference between the actual cash received, or distributions entitled to be received, and the effective yield calculation is adjusted to the cost. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from the cash distributions actually received by the Fund during the period (referred to below as "CLO equity adjustments").

Furthermore, in order for the Fund to continue qualifying as a regulated investment company ("RIC") for tax purposes, we are required, among other things, to distribute at least 90% of our investment company taxable income annually. Therefore, Core NII may provide a better indication of our estimated taxable income for a reporting period than GAAP NII; we can offer no assurance that will be the case, however, as the ultimate tax character of our earnings cannot be determined until after tax returns are prepared at the close of a fiscal year. We note that this non-GAAP measure may not serve as a useful indicator of taxable earnings, particularly during periods of market disruption and volatility, and, as such, our taxable income may differ materially from our Core NII.

	For the three months ended									
	3/31/2021		12/31/2020		9/30/2020		6/30/2020		3/31/2020	
($ in millions, except per share) [1]	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net investment income	$ 21.6	$ 0.227	$ 18.9	$ 0.211	$ 18.2	$ 0.214	$ 17.6	$ 0.227	$ 20.4	$ 0.287
CLO equity adjustments	23.3	$ 0.244	14.6	$ 0.163	2.1	$ 0.025	0.1	$ 0.001	11.9	$ 0.167
Core net investment income	$ 44.9	$ 0.471	$ 33.5	$ 0.374	$ 20.3	$ 0.239	$ 17.7	$ 0.228	$ 32.3	$ 0.454

Note: Certain figures may not tie out to financial statements due to rounding.

1. Per share amounts based on weighted average shares outstanding for the respective quarter presented.

Corporate Information

Board of Directors
Mark J. Ashenfelter - Chairman
John Reardon
David S. Shin
Jonathan H. Cohen
Saul B. Rosenthal

Corporate Offices
8 Sound Shore Drive
Suite 255
Greenwich, CT 06830

Corporate Website
www.oxfordlanecapital.com

Fiscal Year End
March 31

Independent Audit Firm
PricewaterhouseCoopers LLP

Corporate Counsel
Eversheds Sutherland (US) LLP

Transfer Agent
Computershare Trust Company, N.A
Tel: 1-877-498-8861
www.computershare.com

Securities Listing and Equity Indices
Common Stock:
"OXLC" - NasdaqGS
Preferred Stock:
"OXLCM" - NasdaqGS
"OXLCP" - NasdaqGS
Unsecured Notes:
"OXLCL" - NasdaqGS

Executive Corporate Officers

Jonathan H. Cohen	Board Member and Chief Executive Officer
Saul B. Rosenthal	Board Member and President
Bruce L. Rubin	Chief Financial Officer
Jerry Cummins	Chief Compliance Officer

Investor Relations
Oxford Lane Capital Corp.
Tel: (203) 983-5275
ir.oxfordlanecapital.com